Exhibit 99.1
NEWS RELEASE
                                                                  [LUCENT LOGO]










MEDIA INQUIRIES                                      INVESTOR INQUIRIES
Mary Lou Ambrus                                      John DeBono
908-582-8501 (office)                                908-582-7793 (office)
908-239-6654 (mobile)                                debono@lucent.com
mambrus@lucent.com

Joan Campion                                         Dina Fede
908-582-5832 (office)                                908-582-0366 (office)
201-761-9384 (mobile)                                fede@lucent.com
joancampion@lucent.com


LUCENT TECHNOLOGIES COMMENTS ON PRELIMINARY RESULTS FOR THIRD
QUARTER OF FISCAL 2006

> IN A SEPARATE RELEASE, LUCENT AND ALCATEL UPDATE PROGRESS OF THE PROPOSED
  MERGER

FOR IMMEDIATE RELEASE: MONDAY, JULY 10, 2006
         MURRAY HILL, N.J. -- Lucent Technologies (NYSE: LU) today announced that it expects revenues for the third quarter of fiscal 2006, which ended June 30, 2006, to be approximately $2.04 billion, subject to the completion of its quarterly closing process. The company's revenues were $2.14 billion in the second quarter of fiscal 2006 and $2.34 billion in the year-ago quarter. The sequential and year-over-year declines were due primarily to lower sales to North American mobility customers. To a lesser extent, the year-over-year decline was due to decreased revenues in China.
         On a preliminary basis, the company expects to report earnings of approximately 2 cents per diluted share for the third quarter. These results compare with earnings of 4 cents per share in the second quarter of fiscal 2006 and earnings of 7 cents per diluted share in the year-ago quarter. In the year-ago quarter, net income was positively impacted by about 2 cents per diluted share, primarily due to the favorable impact of tax items and recoveries of bad debt and customer financing.


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         "During the third quarter, our North American mobility business was adversely impacted by a slowdown in spending on some of our current-generation wireless solutions," said Lucent Technologies Chairman and CEO Patricia Russo. "However, we are beginning to see some of our customers move toward the next phase of mobile high-speed data. And in fact, we recently announced contracts with Verizon Wireless and Telecom New Zealand for our EV-DO RevA solution, which we expect to make commercially available in late September.
         "Overall, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers," added Russo. "That said, we believe consolidation will lead to opportunities as service providers look to us to help them integrate their large, complex networks."
         "We expect investment in both CDMA and UMTS to increase going forward, driven by the introduction of EV-DO RevA and HSDPA solutions," said Lucent Technologies Chief Operating Officer Frank D'Amelio. "As a result, assuming that our EV-DO RevA and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin."
         The company will provide additional detail when it announces its quarterly results on Wednesday, July 26. Investors and others are invited to listen to the quarterly conference call, which will be broadcast live over the Internet on Wednesday, July 26, at 8:30 a.m. Eastern Daylight Time (EDT). The call will be available for replay on Lucent's Web site through Aug. 2 at HTTP://WWW.LUCENT.COM/INVESTOR.

UPDATE ON PROPOSED MERGER
         In a separate release, Lucent and Alcatel today provided an update on the integration process related to their proposed merger transaction and unveiled additional details of the combined company's organization and business structure, leadership team and expected synergies. The two companies believe that they are on track to complete the merger by the end of calendar year 2006, which is within the six- to 12-month period following the April 2 announcement date.
         Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent's customer base
includes   communications   service   providers,   governments  and  enterprises
worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit WWW.LUCENT.COM.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.


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         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.


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